UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): August 24, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

Item 2.03. Creation of a Direct Financial Obligation

     On August 24, 2004, we entered into a $15 million Standby Credit Facility Agreement with The 1818 Fund III, L.P., which is one of a family of funds managed by Brown Brothers Harriman. On August 25, 2004, we were advanced $5 million pursuant to the credit facility. Loans under the credit facility are represented by a Senior Unsecured Promissory Note bearing interest at 9.95% annually. The note matures March 31, 2006, but under certain circumstances may be extended by the company until August, 2006. A copy of Standby Credit Facility Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 3.01 Notice of failure to satisfy Continued Listing Standard

     By letter dated August 24, 2004, The Nasdaq Stock Market informed us that for the last 30 consecutive business days, the bid price of our common stock has closed below the minimum $1.00 per share requirement for continued inclusion under marketplace Rule 4310(c)(4). We have been provided 180 calendar days, or until February 22, 2005, to regain compliance. We plan no immediate action in response to this notice.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On August 24, 2004, D. Gregory Smith, our chairman, president and chief executive officer, and Charles W. McDonough, a director and our senior vice president – chief technology officer, have resigned from their offices and the Board of Directors. Our board of directors that same day appointed Horace J. Davis, III as Acting Chief Executive Officer and Executive Vice President. Mr. Davis retained his present duties as Chief Financial Officer. The Board also appointed Frank M. Grillo as Executive Vice President and Acting Chief Operating Officer.

     Horace J. Davis, III, age 37, has served as our Chief Financial Officer, Senior Vice President and Treasurer since June 2001. He had served as Senior Vice President — Budgeting and Financial Planning since January 2001. Mr. Davis has also been Chief Financial Officer and Vice President — Planning for Touch 1 Communications, Inc. since 1995. Mr. Davis received a B.B.A. and an M.B.A. from Millsaps College. Touch 1 Communications, Inc. and its wholly owned subsidiary, direcTEL, Inc., filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on June 29, 1998 and July 9, 1998, respectively, in the United States Bankruptcy Court for the Southern District of Alabama. The Bankruptcy Court entered final decrees closing the direcTEL case on October 5, 2000 and the Touch 1 case on October 30, 2000.

     Frank M. Grillo, age 39, has served as Z-Tel’s Senior Vice President – Business Group since April of 2003. Before that he was Senior Vice President of Global Business Markets for MCI WorldCom, where he managed over 1,000 marketing professionals and was responsible for global business marketing strategy, including product management, pricing, marketing communications, advertising, sales training, sales support, sales engineering and online and alternate channel distribution. From 1995 to 2000, he was Vice-President of Marketing for LDDS.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

     On August 24, 2004, we amended our by-laws to eliminate the requirement that the company have a president. Wherever the bylaws refer to the “president,” the words “or chief executive officer” have been inserted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 26, 2004.

Z-TEL TECHNOLOGIES, INC.

BY:	/s/ Horace J. Davis, III

Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.